                      WEATHERWISE USA, LLC
                         Balance Sheet
                        At June 30, 1998
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)

                             Assets
                             ------
 Cash, including $0.3 of restricted cash                                                             $ 1.0
 Accounts receivable                                                                                   0.1
                                                                                                               -----
                   Total current assets                                                                          1.1

 Software development costs                                                                                      1.1
 Fixed assets                                                                                     0.3
                                                                                                               -----
                   Total assets                                                                                $ 2.5
                                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable and accrued liabilities                                                                 $ 0.1
 Members' equity                                                       2.4
                                                                                                                    -----
                   Total liabilities and members' equity                                                            $ 2.5
                                                                                                                    =====
